Exhibit 99.1

WestRock Reports Fiscal 2021 Third Quarter Results: Record Net Sales and 40% Increase in Net Income

ATLANTA--(BUSINESS WIRE)--August 5, 2021--WestRock Company (NYSE:WRK), a leading provider of differentiated, sustainable paper and packaging solutions, today announced results for its fiscal third quarter ended June 30, 2021.

Notable items in the third quarter include:

  Record net sales of $4.8 billion increased 14% compared to the prior year quarter
  Net income of $250 million increased 40% compared to $179 million in the prior year quarter
  Adjusted Segment EBITDA of $811 million increased 15% compared to $708 million in the prior year quarter
  Earned $0.93 per diluted share and $1.00 of Adjusted Earnings Per Diluted Share, an increase of 35% and 32%, respectively, compared to $0.69 per diluted share and $0.76 of Adjusted Earnings Per Diluted Share in the prior year quarter
  Record third quarter North American per day box shipments increased 9% compared to the prior year quarter
  Successfully implementing published price increases across all major paper grades; pricing realization outpaced inflation in the quarter
  Generated net cash provided by operating activities of $751 million and Adjusted Free Cash Flow of $554 million compared to $740 million and $508 million, respectively, in the prior year quarter
  Reduced total debt by $270 million and Adjusted Net Debt by $482 million

“We delivered excellent results in the third fiscal quarter, with record revenue and North American box shipments that drove a 35% year-over-year increase in diluted earnings per share” said David B. Sewell, chief executive officer. “We saw strong demand for our products and solutions across our targeted end markets, and pricing gains outpaced inflation in the quarter. It was another quarter of strong cash flows, and we executed our capital allocation priorities, enabling us to approach our targeted net leverage range ahead of expectations. Looking forward, we remain well positioned for success and are committed to accelerating the opportunities we see across our differentiated portfolio, innovating to develop new sustainable, fiber-based packaging solutions and driving productivity to generate improved returns.”

Consolidated Financial Results

WestRock’s performance for the three months ended June 30, 2021 and June 30, 2020 (in millions):

	Three Months Ended
	June 30, 2021	June 30, 2020	Change

Net sales	$4,816.3	$4,236.3	$580.0

Segment income	$453.7	$323.2	$130.5
Non-allocated expenses	(22.3)	(18.3)	(4.0)
Depreciation	271.4	258.0	13.4
Amortization	97.6	107.7	(10.1)
Segment EBITDA	800.4	670.6	129.8
Adjustments (1)	10.6	37.2	(26.6)
Adjusted Segment EBITDA	$811.0	$707.8	$103.2

(1) See the Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended June 30, 2021 compared to June 30, 2020:

Net sales increased $580 million compared to the prior year quarter. Corrugated Packaging segment net sales increased $438 million and Consumer Packaging segment net sales increased $182 million. Segment income increased $131 million compared to the prior year quarter. Corrugated Packaging segment income increased $94 million and Consumer Packaging segment income increased $37 million.

Additional information about the changes in segment net sales and income is included below.

Restructuring and Other Items

Restructuring and other items during the third quarter of fiscal 2021 was $7 million, primarily related to severance, lease termination costs and costs associated with previously announced plant consolidations.

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $751 million in the third quarter of fiscal 2021 compared to $740 million in the prior year quarter. Total debt was $8.67 billion at June 30, 2021, or $8.48 billion excluding $197 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions, and $7.93 billion after further excluding cash and cash equivalents of $550 million. During the third quarter of fiscal 2021, total debt declined by $270 million and Adjusted Net Debt declined by $482 million. The Company had approximately $3.9 billion of available liquidity under long-term committed credit facilities and cash and cash equivalents at June 30, 2021. During the third quarter of fiscal 2021, WestRock invested $202 million in capital expenditures and paid $64 million in dividends to stockholders.

Segment Results

WestRock’s segment performance for the three months ended June 30, 2021 and June 30, 2020 (in millions):

Corrugated Packaging Segment

	Three Months Ended
	June 30, 2021	June 30, 2020	Change

Segment net sales	$3,167.1	$2,728.8	$438.3

Segment income	$321.7	$227.9	$93.8
Depreciation	185.8	175.2	10.6
Amortization	47.0	57.9	(10.9)
Segment EBITDA	554.5	461.0	93.5
Adjustments (1)	2.6	21.0	(18.4)
Adjusted Segment EBITDA	$557.1	$482.0	$75.1

(1) See the Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended June 30, 2021 compared to June 30, 2020:

Segment net sales increased $438 million, primarily due to higher selling price/mix, higher volumes and favorable foreign currency impacts. The Corrugated Packaging segment delivered a Segment EBITDA margin of 17.5% and a North American Adjusted Segment EBITDA margin of 19.3%. Record third quarter North American per day box shipments increased 9% compared to the prior year quarter.

Segment income increased $94 million, primarily due to the margin impact of higher selling price/mix and higher volumes that were partially offset by net cost inflation and other items. The prior year quarter included $27 million in the aggregate for one-time recognition awards to the Company’s manufacturing and operations teammates and increased costs for safety, cleaning and other items related to COVID-19 compared to $3 million of increased costs for safety, cleaning and other items related to COVID-19 in the current year quarter.

Consumer Packaging Segment

	Three Months Ended
	June 30, 2021	June 30, 2020	Change

Segment net sales	$1,734.7	$1,552.6	$182.1

Segment income	$132.0	$95.3	$36.7
Depreciation	84.3	81.4	2.9
Amortization	50.6	49.8	0.8
Segment EBITDA	266.9	226.5	40.4
Adjustments (1)	1.7	16.2	(14.5)
Adjusted Segment EBITDA	$268.6	$242.7	$25.9

(1) See Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended June 30, 2021 compared to June 30, 2020:

Segment net sales increased $182 million, primarily due to higher selling price/mix, higher volumes and favorable foreign currency impacts. The Consumer Packaging segment delivered a Segment EBITDA margin of 15.4% and an Adjusted Segment EBITDA margin of 15.5%.

Segment income increased $37 million, primarily due to the margin impact from higher selling price/mix, higher volumes and productivity improvements that were partially offset by net cost inflation and other items. The prior year quarter included $20 million in the aggregate for one-time recognition awards to the Company’s manufacturing and operations teammates and increased costs for safety, cleaning and other items related to COVID-19 compared to $2 million of increased costs for safety, cleaning and other items related to COVID-19 in the current year quarter.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal third quarter ended June 30, 2021 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Thursday, August 5, 2021. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-714-0928 (inside the U.S.) or 778-560-2887 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 5748195. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, that we are successfully implementing published price increases across all major paper grades and that we remain well positioned for success and are committed to accelerating the opportunities we see across our differentiated portfolio, innovating to develop new sustainable, fiber-based packaging solutions and driving productivity to generate improved returns. With respect to these statements, the Company has made assumptions regarding, among other things, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on the Company’s operations, impacts of the pandemic on commercial activity, the Company’s customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; the Company’s ability to effectively integrate the operations of KapStone Paper and Packaging Corporation (“KapStone”); the Company’s ability to effectively respond to the recent ransomware incident; the results and impacts of acquisitions; economic, competitive and market conditions generally, including the impact of COVID-19; volumes and price levels of purchases by customers; competitive conditions in the Company’s businesses and possible adverse actions of our customers, competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement our capital projects; severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; and raw material and energy costs. The Company’s businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, the level of demand for our products; our ability to respond effectively to the impact of COVID-19; our ability to successfully identify and make performance and productivity improvements; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; adverse legal, reputational and financial effects on the Company resulting from cyber incidents and the effectiveness of the Company’s business continuity plans during a ransomware incident; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions, including those related to COVID-19; our desire or ability to continue to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Net sales	$4,816.3	$4,236.3	$13,655.6	$13,107.3
Cost of goods sold	3,886.4	3,466.3	11,223.2	10,723.5
Gross profit	929.9	770.0	2,432.4	2,383.8
Selling, general and administrative, excluding intangible amortization	450.9	390.1	1,327.1	1,234.4
Selling, general and administrative intangible amortization	88.8	99.6	269.3	301.5
Loss (gain) on disposal of assets	1.0	1.0	3.8	(5.9)
Multiemployer pension withdrawal income	-	(2.0)	-	(1.1)
Restructuring and other costs	6.9	9.7	19.8	56.2
Operating profit	382.3	271.6	812.4	798.7
Interest expense, net	(102.5)	(92.4)	(279.8)	(283.2)
Loss on extinguishment of debt	-	(0.6)	(1.1)	(1.1)
Pension and other postretirement non-service income	31.5	25.6	101.4	78.4
Other income (expense), net	6.4	(5.0)	13.8	(9.6)
Equity in income of unconsolidated entities	10.7	-	29.4	8.7
Income before income taxes	328.4	199.2	676.1	591.9
Income tax expense	(77.4)	(19.2)	(158.2)	(123.5)
Consolidated net income	251.0	180.0	517.9	468.4
Less: Net income attributable to noncontrolling interests	(0.9)	(1.5)	(3.3)	(3.3)
Net income attributable to common stockholders	$250.1	$178.5	$514.6	$465.1

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$250.1	$178.5	$514.6	$465.1
Less: Distributed and undistributed income available to participating securities	-	-	(0.1)	(0.1)
Distributed and undistributed income available to common stockholders	$250.1	$178.5	$514.5	$465.0

Diluted weighted average shares outstanding	269.0	260.4	267.0	260.2

Diluted earnings per share	$0.93	$0.69	$1.93	$1.79

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net sales:

Corrugated Packaging	$3,167.1	$2,728.8	$8,945.0	$8,520.8
Consumer Packaging	1,734.7	1,552.6	4,919.7	4,705.8
Land and Development	-	-	-	18.9
Intersegment Eliminations	(85.5)	(45.1)	(209.1)	(138.2)
Total net sales	$4,816.3	$4,236.3	$13,655.6	$13,107.3

Income before income taxes:

Corrugated Packaging	$321.7	$227.9	$742.0	$755.8
Consumer Packaging	132.0	95.3	305.7	232.3
Land and Development	-	-	-	1.4
Total segment income	453.7	323.2	1,047.7	989.5

Gain on sale of certain closed facilities	-	-	0.9	5.5
Multiemployer pension withdrawal income	-	2.0	-	1.1
Restructuring and other costs	(6.9)	(9.7)	(19.8)	(56.2)
Non-allocated expenses	(22.3)	(18.3)	(85.6)	(54.1)
Interest expense, net	(102.5)	(92.4)	(279.8)	(283.2)
Loss on extinguishment of debt	-	(0.6)	(1.1)	(1.1)
Other income (expense), net	6.4	(5.0)	13.8	(9.6)
Income before income taxes	$328.4	$199.2	$676.1	$591.9

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Consolidated net income	$251.0	$180.0	$517.9	$468.4
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	369.0	365.7	1,094.9	1,121.4
Cost of real estate sold	-	-	-	16.1
Deferred income tax expense (benefit)	1.0	4.7	(53.6)	16.1
Share-based compensation expense	23.3	68.8	74.4	98.4
401(k) match and company contribution in common stock	23.3	-	112.8	-
Pension and other postretirement funding more than expense (income)	(26.5)	(19.6)	(82.6)	(60.7)
Multiemployer pension withdrawal income	-	(2.0)	-	(1.1)
Gain on sale of sawmill	-	-	(16.5)	-
Gain on sale of investment	(1.3)	-	(16.0)	-
Other impairment adjustments	0.1	-	22.6	2.2
Loss (gain) on disposal of plant and equipment and other, net	1.0	0.7	3.8	(5.5)
Other, net	(20.8)	(22.1)	(73.9)	(33.4)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(76.4)	142.8	(333.4)	82.4
Inventories	(50.9)	(7.5)	(130.8)	(70.7)
Other assets	(23.1)	34.6	(149.7)	(98.3)
Accounts payable	85.7	(133.4)	197.2	(240.1)
Income taxes	17.3	(2.0)	70.0	15.7
Accrued liabilities and other	178.1	129.5	365.3	28.1
Net cash provided by operating activities	750.8	740.2	1,602.4	1,339.0

Investing activities:
Capital expenditures	(202.4)	(244.0)	(505.4)	(860.2)
Investment in unconsolidated entities	-	(0.3)	(0.1)	(1.0)
Proceeds from sale of sawmill	-	-	58.5	-
Proceeds from sale of investments	1.2	-	29.5	-
Proceeds from sale of property, plant and equipment	1.2	1.2	4.3	22.5
Proceeds from property, plant and equipment insurance settlement	-	1.0	1.7	2.4
Other, net	9.7	6.0	26.0	10.9
Net cash used for investing activities	(190.3)	(236.1)	(385.5)	(825.4)

Financing activities:
Proceeds from issuance of notes	-	598.6	-	598.6
Additions to revolving credit facilities	40.0	38.0	435.0	413.0
Repayments of revolving credit facilities	(80.0)	(413.2)	(355.0)	(478.2)
Additions to debt	2.9	103.0	258.1	683.1
Repayments of debt	(274.5)	(987.6)	(1,131.5)	(1,195.8)
Additions (repayments) of commercial paper, net	-	25.5	-	(9.3)
Other debt additions (repayments), net	9.3	(155.1)	16.3	(69.2)
Issuances of common stock, net of related tax withholdings	14.5	3.3	14.7	16.7
Cash dividends paid to stockholders	(64.0)	(51.9)	(169.8)	(292.6)
Cash distributions paid to noncontrolling interests	(0.7)	(0.7)	(1.4)	(1.4)
Other, net	(4.2)	(19.1)	(7.7)	(17.0)
Net cash used for financing activities	(356.7)	(859.2)	(941.3)	(352.1)
Effect of exchange rate changes on cash and cash equivalents	12.0	6.4	23.1	(21.6)
Increase (decrease) in cash and cash equivalents and restricted cash	215.8	(348.7)	298.7	139.9
Cash and cash equivalents, and restricted cash at beginning of period	334.0	640.2	251.1	151.6
Cash and cash equivalents, and restricted cash at end of period	$549.8	$291.5	$549.8	$291.5

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$58.4	$15.8	$140.6	$90.9
Interest, net of amounts capitalized	$38.1	$47.0	$212.8	$251.4

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	June 30,	September 30,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$549.8	$251.1
Accounts receivable (net of allowances of $69.6 and $66.3)	2,518.1	2,142.7
Inventories	2,145.6	2,023.4
Other current assets	500.4	520.5
Assets held for sale	9.8	7.0
Total current assets	5,723.7	4,944.7

Property, plant and equipment, net	10,631.3	10,778.9
Goodwill	5,982.7	5,962.2
Intangibles, net	3,418.0	3,667.2
Restricted assets held by special purpose entities	1,262.2	1,267.5
Prepaid pension asset	470.6	368.7
Other assets	1,925.6	1,790.5
Total Assets	$29,414.1	$28,779.7

Liabilities and Equity
Current liabilities:
Current portion of debt	$565.7	$222.9
Accounts payable	1,906.1	1,674.2
Accrued compensation and benefits	612.0	386.7
Other current liabilities	760.2	645.1
Total current liabilities	3,844.0	2,928.9
Long-term debt due after one year	8,106.9	9,207.7
Pension liabilities, net of current portion	295.2	305.2
Postretirement medical liabilities, net of current portion	152.7	145.4
Non-recourse liabilities held by special purpose entities	1,129.6	1,136.5
Deferred income taxes	2,885.3	2,916.9
Other long-term liabilities	1,527.2	1,490.3
Redeemable noncontrolling interests	2.7	1.3

Total stockholders' equity	11,451.1	10,630.6
Noncontrolling interests	19.4	16.9
Total Equity	11,470.5	10,647.5
Total Liabilities and Equity	$29,414.1	$28,779.7

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA and Adjustments to Segment EBITDA

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance. Management believes adjusting “Segment EBITDA” for certain items provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance across periods or relative to our peers, and that adjusting “Segment EBITDA” to “Adjusted Segment EBITDA” more closely aligns those results to the adjustments in Adjusted Net Income that relate to “Segment EBITDA”. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA” by adding certain “Adjustments” to “Segment EBITDA”. These “Adjustments” are reflected in the “Adjusted Net Income” reconciliation tables below.

Adjusted Segment Sales and Adjusted Segment EBITDA Margins

With respect to Adjusted Segment Sales, management believes that adjusting Segment Sales for trade sales is consistent with how peers present their sales for purposes of computing margins and helps analysts compare companies in the same peer group. WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Adjusted Net Income, Adjusted Earnings Per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Diluted Share are Net income attributable to common stockholders, represented in the table below as the as reported results for Consolidated net income (i.e. Net of Tax) less net income attributable to Noncontrolling interests, and Earnings per diluted share, respectively. This release includes a reconciliation of Earnings per diluted share to Adjusted Earnings Per Diluted Share and reconciliations of Adjusted net income to Net income attributable to common stockholders for the periods indicated (in millions).

Reconciliations of Net Income to Adjusted Segment EBITDA

	Three Months Ended
	June 30,
	2021	2020

Net Income attributable to common stockholders	$250.1	$178.5
Adjustments: (1)
Less: Net Income attributable to noncontrolling interests	0.9	1.5
Income tax expense	77.4	19.2
Other (income) expense, net	(6.4)	5.0
Loss on extinguishment of debt	-	0.6
Interest expense, net	102.5	92.4
Restructuring and other costs	6.9	9.7
Multiemployer pension withdrawal income	-	(2.0)
Non-allocated expenses	22.3	18.3

Segment Income	453.7	323.2
Non-allocated expenses	(22.3)	(18.3)
Depreciation and amortization	369.0	365.7
Segment EBITDA	800.4	670.6
Adjustments (2)	10.6	37.2
Adjusted Segment EBITDA	$811.0	$707.8

(1) Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute segment income, Segment EBITDA and Adjusted Segment EBITDA.

(2) See the Adjusted Net Income tables on page 12 for adjustments.

Reconciliations to Adjusted Net Income

	Three Months Ended June 30, 2021

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	Other	Pre-Tax	Tax	Net of Tax
As reported (1)				$328.4	$(77.4)	$251.0
Ransomware recovery costs	2.1	0.9	6.3	9.3	(2.2)	7.1
MEPP liability adjustment due to interest rates	n/a	n/a	n/a	7.7	(1.9)	5.8
Restructuring and other items	n/a	n/a	n/a	6.9	(1.5)	5.4
Losses at closed plants, transition and start-up costs (2)	0.5	0.8	-	1.4	(0.3)	1.1
Gain on sale of investment	n/a	n/a	n/a	(1.3)	0.3	(1.0)
Adjustments / Adjusted Results	$2.6	$1.7	$6.3	$352.4	$(83.0)	$269.4
Noncontrolling interests						(0.9)
Adjusted Net Income						$268.5

(1) The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes",
"Income tax expense" and "Consolidated net income", respectively, as reported on the statements of income.

(2) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.
	Three Months Ended June 30, 2020

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
As reported (1)				$199.2	$(19.2)	$180.0
COVID-19 manufacturing and operations bonus	16.5	15.1	-	31.6	(7.7)	23.9
Restructuring and other items	n/a	n/a	n/a	9.7	(2.4)	7.3
North Charleston and Florence transition and
reconfiguration costs (2)	5.8	-	-	6.3	(1.5)	4.8
Losses at closed plants, transition and start-up costs (2)	2.4	2.4	-	5.6	(1.2)	4.4
Direct costs from Hurricane Michael	0.5	-	-	0.5	(0.1)	0.4
Loss on extinguishment of debt	n/a	n/a	n/a	0.6	(0.2)	0.4
Adjustment related to Tax Cuts and Jobs Act	n/a	n/a	n/a	-	(16.4)	(16.4)
Brazil indirect tax (3)	(4.2)	-	-	(9.9)	3.3	(6.6)
Other	-	(1.3)	-	0.9	(0.3)	0.6
Adjustments/ Adjusted Results	$21.0	$16.2	$-	$244.5	$(45.7)	$198.8
Noncontrolling interests						(1.5)
Adjusted Net Income						$197.3

(1) The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes",
"Income tax expense" and "Consolidated net income", respectively, as reported on the statements of income.

(2) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.

(3) The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is primarily interest income.

Reconciliation to Adjusted Earnings Per Diluted Share

Set forth below is a reconciliation of Adjusted Earnings Per Diluted Share to Earnings per diluted share.

	Three Months Ended
	June 30, 2021	June 30, 2020

Earnings per diluted share	$0.93	$0.69
Ransomware recovery costs	0.02	-
Restructuring and other items	0.02	0.03
MEPP liability adjustment due to interest rates	0.02	-
Losses at closed plants, transition and start-up costs	0.01	0.02
COVID-19 manufacturing and operations bonus	-	0.09
North Charleston and Florence transition and reconfiguration costs	-	0.02
Adjustment related to Tax Cuts and Jobs Act	-	(0.06)
Brazil indirect tax	-	(0.03)
Gain on sale of certain closed facilities	-	-
Adjusted Earnings Per Diluted Share	$1.00	$0.76

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income, for the quarters ended June 30, 2021 and June 30, 2020 (in millions, except percentages):

Reconciliation for the Quarter Ended June 30, 2021

	Corrugated Packaging	Consumer Packaging	Corporate / Elim.	Consolidated

Segment sales / Net sales	$3,167.1	$1,734.7	$(85.5)	$4,816.3
Less: Trade sales	(84.8)	-	-	(84.8)
Adjusted Segment Sales	$3,082.3	$1,734.7	$(85.5)	$4,731.5

Segment income (1)	$321.7	$132.0	$-	$453.7
Non-allocated expenses	-	-	(22.3)	(22.3)
Depreciation & amortization	232.8	134.9	1.3	369.0
Segment EBITDA	554.5	266.9	(21.0)	800.4
Adjustments (2)	2.6	1.7	6.3	10.6
Adjusted Segment EBITDA	$557.1	$268.6	$(14.7)	$811.0

Segment EBITDA Margins	17.5%	15.4%
Adj. Segment EBITDA Margins	18.1%	15.5%

(1) Segment income includes pension and other postretirement income (expense)

(2) See the Adjusted Net Income tables on page 12 for adjustments

Corrugated Reconciliation for the Quarter Ended June 30, 2021

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,731.2	$127.2	$308.7	$3,167.1
Less: Trade sales	(84.8)	-	-	(84.8)
Adjusted Segment Sales	$2,646.4	$127.2	$308.7	$3,082.3

Segment income (2)	$292.8	$17.7	$11.2	$321.7
Depreciation & amortization	214.9	11.8	6.1	232.8
Segment EBITDA	507.7	29.5	17.3	554.5
Adjustments (3)	2.6	-	-	2.6
Adjusted Segment EBITDA	$510.3	$29.5	$17.3	$557.1

Segment EBITDA Margins	18.6%	23.2%		17.5%
Adj. Segment EBITDA Margins	19.3%	23.2%		18.1%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.

(2) Segment income includes pension and other postretirement income (expense)

(3) See the Adjusted Net Income tables on page 12 for adjustments

Reconciliation for the Quarter Ended June 30, 2020

	Corrugated Packaging	Consumer Packaging	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,728.8	$1,552.6	$(45.1)	$4,236.3
Less: Trade sales	(94.7)	-	-	(94.7)
Adjusted Segment Sales	$2,634.1	$1,552.6	$(45.1)	$4,141.6

Segment income (1)	$227.9	$95.3	$-	$323.2
Non-allocated expenses	-	-	(18.3)	(18.3)
Depreciation & amortization	233.1	131.2	1.4	365.7
Segment EBITDA	461.0	226.5	(16.9)	670.6
Adjustments (2)	21.0	16.2	-	37.2
Adjusted Segment EBITDA	$482.0	$242.7	$(16.9)	$707.8

Segment EBITDA Margins	16.9%	14.6%
Adj. Segment EBITDA Margins	18.3%	15.6%

(1) Segment income includes pension and other postretirement income (expense)

(2) See the Adjusted Net Income tables on page 12 for adjustments

Corrugated Reconciliation for the Quarter Ended June 30, 2020

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,392.5	$87.8	$248.5	$2,728.8
Less: Trade sales	(94.7)	-	-	(94.7)
Adjusted Segment Sales	$2,297.8	$87.8	$248.5	$2,634.1

Segment income	$213.6	$13.7	$0.6	$227.9
Depreciation & amortization	216.3	10.5	6.3	233.1
Segment EBITDA	429.9	24.2	6.9	461.0
Adjustments (2)	24.1	(3.5)	0.4	21.0
Adjusted Segment EBITDA	$454.0	$20.7	$7.3	$482.0

Segment EBITDA Margins	18.0%	27.6%		16.9%
Adj. Segment EBITDA Margins	19.8%	23.6%		18.3%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.

(2) See the Adjusted Net Income tables on page 12 for adjustments

Adjusted Operating Cash Flow and Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measures “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. We believe “Adjusted Free Cash Flow” provides greater comparability across periods by excluding capital expenditures. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow” to Net cash provided by operating activities for the periods indicated (in millions):

	Three Months Ended
	June 30, 2021	June 30, 2020
Net cash provided by operating activities	$750.8	$740.2
Plus: Cash Restructuring and other costs, net of
income tax benefit of $1.7 and $3.9	5.4	11.8
Adjusted Operating Cash Flow	756.2	752.0
Less: Capital expenditures	(202.4)	(244.0)
Adjusted Free Cash Flow	$553.8	$508.0

Total Debt and Adjusted Net Debt

WestRock uses the non-GAAP financial measure “Adjusted Net Debt”. Management believes this measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s repayment of debt relative to other periods because it includes or excludes certain items management believes are not comparable from period to period. We believe “Adjusted Net Debt” provides greater comparability across periods by adjusting for cash and cash equivalents, as well as fair value of debt step-up included in Total Debt that is not subject to debt repayment. WestRock believes that the most directly comparable GAAP measure is “Total Debt” which is derived from the current portion of debt and long-term debt due after one year. Set forth below is a reconciliation of “Adjusted Net Debt” to “Total Debt” for the periods indicated (in millions):

	June 30, 2021	Mar. 31, 2021	June 30, 2020
Current portion of debt	$565.7	$549.5	$213.1
Long-term debt due after one year	8,106.9	8,393.1	9,840.3
Total debt	$8,672.6	$8,942.6	$10,053.4
Less: Cash and cash equivalents	(549.8)	(334.0)	(291.5)
Less: Fair value of debt step-up	(196.6)	(200.7)	(212.9)
Adjusted Net Debt	$7,926.2	$8,407.9	$9,549.0

Total debt reduction - quarter	$270.0
Total debt reduction - LTM	$1,380.8

Adjusted Net Debt reduction - quarter	$481.7
Adjusted Net Debt reduction - LTM	$1,622.8

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

Tim Murphy, 678-291-7363
Senior Vice President – Treasurer
tim.murphy@westrock.com

Media:
Courtney James, 470-328-6397
Manager, Corporate Communications
mediainquiries@westrock.com